Exhibit 10.1

GLOBAL INSIDE SALES PROGRAM (GIS)

STATEMENT OF WORK

VERSION: FINAL

DATE: March 31st, 2009

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Table of Contents

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

This Statement of Work (“SOW”) defines the scope of services to be performed by Rainmaker Systems, Inc. (“Rainmaker”) and along with the Master Purchase Agreement of February 14, 2006 reference number 3451-0207, and all applicable Ancillary Documents (the “MPA”) constitutes the entire agreement between Sun Microsystems, Inc. (hereinafter “Sun”) and Rainmaker with respect to this engagement supporting Inside Sales Services. The effective date of this SOW shall begin on 12:01AM PST, April 1, 2009. (“Effective Date”)

The SOW supersedes all other oral and written representations, understandings, or agreements relating to the scope of this engagement, except for the MPA and the Application Services Agreement (“ASA”), and may not be amended except by the written mutual agreement of Sun and Rainmaker. In the event of any inconsistency between this SOW and the Master Purchase Agreement, the order of precedence shall be as provided in Section 1.3 of the MPA, except where explicitly noted otherwise herein. Notwithstanding the foregoing, the ASA shall solely govern all terms of Sun’s rights and use of Rainmaker applications (e.g. ViewCentral, LeadWorks and LeadWorks automation and Rainmaker Connect). Unless otherwise defined herein, all capitalized terms used in this SOW shall have the same meanings as the MPA, or where applicable, the ASA.

WHEREAS, Rainmaker and Sun entered into prior agreements, specifically, for Inside Sales Services effective in April 1 and May 1, 2009 and for Applications Services effective in April 1 and May 1, 2009, which are similar services to this SOW; and

WHEREAS, the parties desire to terminate the aforementioned prior agreements (i.e. SOWs 3, 4, 5 and 6) effective April 1, 2009 and replace those prior agreements with this SOW.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Rainmaker and Sun agree as follows:

1	Definitions

In addition to the definitions contained in the MPA, the following additional definitions shall govern this SOW:

3S – Sun’s Line of Business’ (LOB) including Systems, Software and Services

Accepted Lead – A BANT Lead generated from Sun funded Telemarketing projects

Active Languages – languages currently in use in the provision of Services

Appointments – A BANT Lead that has a specified date and time for follow-up by either an Field Sales Rep, Inside Sales Representative or Sun Partner

Augmenting data – Data that has been modified with additional entries or tags from its original form.

BANT Lead – Contacts in LeadWorks™ that have been identified by Inside Sales Representatives to have the budget, authority, need and timeframe to purchase Sun products or services within 12 months.

Business Hours – Call Center Service Hours for each of the geographic areas being served by that center

Call—Any attempted dial whether connected or not which may result in dialog or disposition.

Call Back—Case handled by means of a returned telephone call to the contact of record.

Call Center —A Rainmaker owned and managed facility that performs Inside Sales Services within this SOW.

Campaign – A new area of business or activity for Inside Sales Representatives which requires leads, pipeline and revenue to be uniquely reported.

Change Order – A writing signed by both Sun and Rainmaker for adding optional or other services, or otherwise modifying existing services, under this SOW.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Closed Loop – Tracking every contact through its final disposition.

Closed Opportunity – An BANT lead that has reached a SS6 stage in Siebel

Coverage Geography – Geographical coverage currently supported in a Rainmaker call center

Customer – Existing Sun Customer that currently utilizes one or more of Sun’s 3S’.

Dedicated To Sun—Time Sun is paying Rainmaker to have a dedicated resource performing their assigned tasks during their assigned hours.

Dialog – Any discrete inbound or outbound conversation, either via e-mail or telephone call associated with a contact profiling, lead generation, appointment setting or sales.

Escalation—The act of notifying Sun that Rainmaker has been unable to resolve the applicable inquiry within the allotted time. Inquiries are “Escalated” when there is a requirement for Sun personnel to be involved in issue resolution.

Field Sales Representative – Sun’s field sales representative aligned to an Inside Sales Representative.

GEM—Sun’s geographic business entities.

Global Inside Sales Systems—Includes LeadWorks, LeadWorks Marketing Automation, Rainmaker Connect and ViewCentral Applications

GSS – Global Sales and Services.

GSSM – Global Sales and Services Marketing

Inside Sales Representatives (ISR) – Phone-based sales representative that will manage the sales lifecycle of a contact from initial contact through to purchase in accordance with the terms of this SOW that may include Rainmaker, Sun or 3rd Party employees.

LeadWorks™ – Rainmaker’s proprietary customer management system that serves as Sun’s central repository of information related to Inside Sales Representative activities

LOB – Sun’s Line of Business including Systems, Software, Services

Microsite – A web site hosted by Rainmaker and integrated with LeadWorks™ to support the relationship and nurturing of a Sun business opportunity.

Named Accounts – An account which has been assigned a Sun Field Sales Rep.

New Customer – A customer that has not purchased a product from Sun within 2 years of last purchase, or as agreed from time to time between Sun and Rainmaker.

Partners – Sun Resellers, Distributors and System Integrators

Priority P1/P2/P3—The call priority which reflects the impact of a reported issue on Sun’s business, and determines the response targets for the request. Sun specifies the Priority of the request, P1 being high priority and P3 being low priority.

Program Languages – Languages currently supported in a Rainmaker Call Center based on a Sun request

QBR—Quarterly business review.

Rainmaker Distributed Lead (RDL) – Lead Information template distributed from LeadWorks™ to various sales channels.

Region – North America, Europe, APAC and Emerging Markets.

Rejected Lead – Failure to meet BANT criteria.

Resellers—a company or individual that purchases goods or services with the intention of selling them rather than consuming or using them.

Scorecards – Standardized evaluation guide managed by Rainmaker’s training Personnel.

Services – All services including Inside Sales or Professional services to be delivered by Rainmaker directly or indirectly through subcontractors under this SOW. This does not include Rainmaker software licenses or products such as LeadWorks, Rainmaker Connect or ViewCentral.

Siebel – Sun GSS’ System of Record.

SLA – Service Level Agreement.

SunScreen— Internal Sun personal security check for contracted workers/employees.

Sun Materials – Specified documents produced by Sun provided to Rainmaker.

Supported Geography—Geographical coverage that can be supported from a Rainmaker Call Center

Supported Languages – Languages that can be supported from a Rainmaker Call Center

SWAN—Sun Wide Area Network.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Tele Profiling – Process of obtaining high quality, accurate contact information.

Top Accounts – Top 42 Commercial, Network Equipment Providers, Government, Education, Healthcare, and US Federal.

Territory – a Sun sales area that can be defined by a zip or telephone area code that are represented by both Field Sales and Reseller sales teams.

ViewCentral – Rainmaker’s hosted Inside Sales training and certification application

2	Term and Termination

The term of this SOW shall commence upon the SOW effective date and shall continue through 11:59PM PST, February 28, 2011 unless sooner terminated as provided herein. The term shall automatically renew after the initial term, for successive twelve (12) month terms, unless Sun provides Rainmaker at least ninety (90) days prior written notice or, after the first renewal period, Rainmaker provides Sun with at least one hundred eighty (180) days prior written notice of an intention not to renew this SOW under its then existing terms and conditions. The terms and conditions of the Master Purchase Agreement shall survive and apply to this SOW until this SOW terminates. The terms and conditions of the ASA shall survive and apply to Rainmaker applications in accordance with the ASA.

Termination for Convenience

To the extent the termination provisions herein are inconsistent with those in the MPA, the termination terms herein shall govern this SOW. Otherwise, the termination provisions in the MPA, or ASA as applicable, shall apply.

After the initial twelve (12) months of the Term, Sun may terminate this SOW for its convenience, by providing at least ninety (90) days prior written notice to Rainmaker. In the event of such termination Sun, in addition to any charges due in accordance with this SOW, shall pay to Rainmaker, on or before the commencement of the Termination Assistance Services as described in Section 5.7.3, an amount equal to the total amount invoiced, exclusive of one-time and non-recurring charges, during the six (6) months immediately preceding the date of such notice, divided by six (6) and multiplied by two (2). Rainmaker may not terminate this Statement of Work for convenience. The terms of this SOW shall be binding upon the parties successors and assigns.

Termination for Cause

1.	Termination for Default

Either party may terminate this SOW if the other party has experienced a default set forth below:

1.	Rainmaker Default. For the purposes of this SOW, a default shall have occurred with respect to Rainmaker, if Rainmaker fails to perform or comply with any material term or condition of this SOW or governing MPA.

2.	Sun Default. For the purposes of this SOW, a default shall have occurred with respect to Sun if:
¡	Sun shall fail to make a payment to Rainmaker under the SOW;
¡	Sun fails to perform or comply with any material term or condition of this SOW or governing MPA.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

For the purposes of this SOW, a material default shall have occurred with respect to either party if such party ceases to do business as a going concern (a corporate consolidation, merger, reorganization or acquisition through which a party may be succeeded in its business by another entity shall not in and of itself be deemed to be ceasing to do business); or becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition of bankruptcy, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under U.S. bankruptcy law, or has wound up or liquidated its business voluntarily or otherwise; or as otherwise defined in Section 14 – Term and Termination in the MPA.

Default Notice. Upon the occurrence of a default as defined herein, the non-defaulting party shall issue a written Notice of Default to the other party. Except as otherwise provided herein, the non-defaulting party may terminate this SOW thirty (30) days after issuance of the Notice of Default, unless the defaulting party has cured such default within the thirty (30) day period or such longer period as may be required to cure such default, provided that the defaulting party has, within said thirty (30) period commenced and is diligently pursuing an effective cure.

Avoiding Default. A termination for default will not be effective until the Chief Executive Officers (or their designees) of Rainmaker and Sun have attempted for thirty (30) days, in good faith, to resolve the issue/situation in question to avoid default and either party has determined that continued discussion will be unproductive.

2.2.3	Termination for Cause

Termination for Cause. In the event that Performance under this SOW results in Termination Triggers that are not resolved or cured in accordance with the Avoiding Default procedure set forth above, , Sun, at its sole discretion, may terminate this SOW upon thirty (30) days prior written notice, and will not be obligated to pay any fees under this SOW other than fees for Services delivered prior to the notice and Deliverables received by Sun whether billed or unbilled and any charges due in accordance with any Termination Assistance received. Upon notification of termination, Rainmaker must begin to provide Termination Assistance Services as provided for in this SOW under the then current or otherwise agreed fee structure.

2.2.3.1 Termination Events. The occurrence of any of the following events (“Termination Triggers”) shall constitute grounds for Termination for Cause:

Rainmaker achieves a Performance Standard of Critically Below Expectation for any SLA in effect for three (3) consecutive Performance Periods and, within thirty (30) days following the third occurrence, has not achieved a minimum Performance Standard of Below Expectation for each of those SLAs that were Critically Below Expectations in the prior periods.

Rainmaker achieves a Performance Standard of Critically Below Expectation for any SLAs in effect for three (3) of five (5) consecutive Performance Periods.

2.2.3.2 Termination Event Exclusions. Termination Triggers, or portions thereof, may be modified, exempted or excluded by any express provisions of this SOW. Under no condition shall Performance in the first one hunderd and twenty (120) days of the Term of this SOW constitutue grounds for Termination for Cause.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2.3.3 Notice and Waiver. In the event that a Termination Trigger exists, Sun must notify Rainmaker in writing of its intent to terminate this Agreement within thirty (30) days of the occurrence of such trigger. In the event that notice is not given, Sun’s right to terminate is waived. Waiver of or failure to exercise a right for termination for one occurrence does not prevent, exclude or limit Sun from invoking this right for future occurrences.

Services

General Scope and Description of Services

Under this SOW, Rainmaker will provide Sun with Services during Sun Business Hours, excluding Sun Holidays and Sun Shut Down Periods, on a global basis. Rainmaker will provide personnel with appropriate skill sets and experience to comply with the terms and performance requirements of this SOW. Rainmaker will act as a non-exclusive “Global Inside Sales vendor” to provide Inside Sales services and other related support services, directly and indirectly through third-party providers, as provided herein.

****

Services Delivery

Services will be delivered globally in the geographies and under the time tables in this SOW or otherwise requested by Sun and consented to by Rainmaker in writing, whose consent shall not be unreasonably withheld or delayed. ****

3.1.1.1	Call Center Hours of Operation

Rainmaker managed Call Centers will be staffed and operated in a manner necessary to provide Services during the Normal Business Hours for each of the geographic areas being served by that center. Rainmaker application services necessary for the provision of Services under this SOW will be provided in accordance with the SLA Exhibit to the ASA to support the activities of the Call Centers and remote users. Services will be provided in accordance with Performance levels set forth in this SOW. Changes to Business Hours, countries, geographies or languages supported will be managed under the Change Order provisions of this SOW, but any changes to Rainmaker applications governed by the ASA shall be documented in accordance with the ASA terms.

3.1.1.2	Locations

3.1.1.2.1	The parties agree that other than the requirement that Rainmaker operate Call Centers (Service Locations) in locations that are commercially and economically suitable to satisfy the provisions of this SOW, there is no provision in this SOW that requires Services to be delivered from specific location(s) other than the provisions specifically for Government Calls as agreed in Section 16.11 of the MPA – Government Calls.

3.1.1.2.2	Changes in Service Locations The parties agree to the following terms with regard the changing of Service locations supported in this SOW.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1.2 Changes in Active Service Locations ****

Supported Languages

Rainmaker will provide Services to Sun Customers, Sun employees and Sun Partners using languages appropriate to the geography and individuals being served. Rainmaker initially agrees to provide Services using regional centers designated to support the countries and languages as outlined in the Table A below. The process of adding or removing language is described in Section 3.11 – Changes in Supported Languages. Sun is responsible for reviewing and approving language and dialects for use in each geography where Services will be provided.

Table A: Supported Languages and Geographies

3.11	Adding Supported Languages

Sun may request that additional languages be added to the program via the Change Order process. The addition of new languages to the program is subject to (i) the commercial

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

availability of the language skill at the location requested (ii) and the agreement that Sun will pay any cost associated with developing or adapting training materials in said language, and (iii) the provision by Sun of adequate time to hire and/or train individuals in the new requested language.

3.12	Removal or Relocation of a Program Language.

In the event that Rainmaker makes a request to Sun to remove or relocate a Program Language that is not currently an Active Language, Sun may not object unless the change materially impacts that value of this SOW or Sun’s cost relating to this SOW. In the event that Rainmaker wishes to remove or relocate an Active Program Language, the request must be handled through the change order process. Sun may not object to the change if the language has become commercially unavailable.

3.13	Changes in Supported Languages.

Rainmaker may request the removal or reassignment of any program language related to a Call Center using the Change Order process. Rainmaker must have approval from Sun to remove or reassign any program languages for Services currently being delivered under the SOW. Sun agrees it will not unreasonably withhold or delay such approval.

3.14	Services Description by Role/Type

Inside Sales Roles and Responsibilities

The Inside Sales Representative (ISR) objective shall be to enable Sun’s Field Sales Reps to achieve an increased revenue target. Each ISR will be aligned directly with one or more Field Sales Rep to drive such incremental revenue in the accounts or territories assigned to that Field Sales Rep. Alignment will be gauged on a territory by territory basis.

Sun’s field sales representatives sell directly to Customers and work with Resellers on opportunities. ISRs will take guidance from Sun Field Sales Reps on working with Resellers and will pass leads to Resellers as directed by Sun through the appropriate lead distribution system. ISRs must make commercially reasonable efforts to develop and maintain good relationships with Resellers.

Tasks that may be performed include:

¡	Management of inbound and outbound customer inquiries and requests
¡	Providing answers to customer inquiries regarding Sun products and services
¡	Follow up on leads
¡	Identify new contacts and opportunities
¡	Systematically drive marketing programs
¡	Engage in self directed education on Sun products
¡	Organize group briefings as required
¡	Develop and nurture relationships with current customer contacts
¡	Discover and develop new contacts
¡	Update LeadWorks and Siebel Systems on a regular basis
¡	“Call This Contact Now” – priority handling based on customer behavior

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

¡	Close deals where appropriate
¡	Set appointments for Field Sales Reps – Sun and VARs
¡	Manage opportunities they identify and track to close
¡	Manage opportunities delegated to them and track to close
¡	Manage self generated and delegated opportunities in Siebel
¡	Develop relationships with partners appropriate to their allocated territory
¡	Manage self generated and delegated opportunities in Siebel
¡	Feedback to Field Sales Rep and/or other involved parties
o	Daily contact with their assigned Sun Rep to discuss new opportunities, new leads, appointments set, situation tactics and generic market information
o	Scheduled weekly contact to report against targets, objectives, jointly update Siebel and plan strategy for the coming week
o	On a quarterly basis, Sun Rep and the ISR will meet via phone or in-person to review targets, review progress against plans and to revise the plans in the light of current status

Field sales alignment responsibilities.

Rainmaker and Sun will make commercially reasonable efforts to build strong working relationships in order to achieve their revenue objectives. In order to establish the team from the outset it is expected that the both the Field Sales Rep and the ISR will:

¡	Meet in-person or by phone within two (2) weeks of introduction to discuss rules of engagement, data availability, personal preferences, and outline territory financial objectives
¡	Within four (4) weeks the Field Sales Rep and Inside Sales Rep will have agreed a joint plan for a ninety (90) day and twelve (12) month horizon. This plan should include specific targets that the Inside Sales Rep will deliver to the team objective and how this will be done.
¡	Sun Field Sales Rep and ISR will setup weekly formal meetings to discuss quota and target accounts focus for the week/month/quarter/year.
¡	Daily interactions on call and opportunity status updates when necessary
¡	Access to each other’s calendars for appointment setting
¡	Invitation to team events in the LOB
¡	Shared access to contacts relevant in the sales process including customers, resellers, or Sun internal contacts

Inside Sales Managers

Main areas of responsibility will include the organization, motivation and the leadership of a group of Inside Sales Reps. Inside Sales Managers will be responsible for the individual combined performance of the team and for ensuring that everyone within the team reaches their targets. Inside Sales Managers will be expected to deliver personal development, mentoring, sales skills and guidance on best practice and personal productivity to continuously develop individual Inside Sales Reps. They will also be responsible for the incentive schemes and motivation of team members and offer various forms of support and drive in order to reach and exceed any given sales targets.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

¡	Build relationships with Sun Field sales, Inside Sales and Field Sales Managers
¡	Supervising, motivating and monitoring team performance
¡	Allocating data sets to sales executives
¡	Setting / implementing and monitoring targets
¡	Liaising with other line managers
¡	Reporting back to senior managers
¡	Monitoring the quality and effectiveness of the Inside Sales Rep to Sun rep relationship
¡	Inspecting the satisfaction of both the Inside Sales Rep and Sun Rep
¡	Ensuring that the opportunity presented is adequate to ensure targets are met
¡	Liaising with 3rd parties (which may include some selling)
¡	Maintaining detailed knowledge of the Sun’s products or services
¡	Keeping abreast of competitor movements

Global Inside Sales Training and Quality Manager

To the extent services are required by Sun, a change order will be required. Deploys training system to both Sun and Rainmaker. Responsible for working with Inside Sales managers as an escalation point for training or quality issues on a global basis for Sun or Rainmaker Inside Sales employees.

¡	Course development for GTP-specific content for:
o	TSRs
o	Inside Sales Managers
o	Sun Sales Managers – Field and Inside Sales
o	Sun TSRs
¡	Training delivery both live and through ViewCentral
¡	Certification program
¡	Assessment program
¡	Corrective action program
¡	Monitoring, Coaching & Feedback
¡	Facilitation of Ongoing Inside Sales representatives Training
¡	Facilitation of Call Recording
¡	Reviewing Key Performance Indicators numbers
¡	Ongoing Representative Performance Evaluation, with weekly usage of Rep Call Evaluation Forms
¡	Microsite Process Training
¡	Administer weekly rep improvement plans
¡	Weekly sales pipeline audit for completeness
¡	LeadWorks Closed Sale LIT verification and processing
¡	Chat transcript review & auditing
¡	Conduct and facilitate all Inside Sales Training (both replacement and new team on boarding)
¡	Liaison for Sun Quality Control and Skills Calibration
¡	Work with Sun contacts to continue to evaluate and improve all training plans across Inside Sales programs

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ViewCentral: Learning Management Application Service

The terms of use of this application are governed by and set forth in the ASA. Rainmaker’s ViewCentral™ platform will be utilized as the global training and quality management system for all knowledge management, training, certification and tracking of all ISRs and Inside Sales Management.

Sun may request Rainmaker to facilitate the Sun Employee on-boarding process for Inside Sales through the change order process. Rainmaker requires a signed change order agreed upon by both parties which shall set forth rates Sun will be obligated to pay for such on boarding services, as well as the scope of such services, and will have a minimum of 30-days to prepare the facilitation process/services

3.1.5	Professional Services

To the extent professional services are required by Sun, a change order will be required. Rainmaker will provide professional services to Sun on an ongoing basis throughout this program as detailed below. In the event that additional deliverables or services are requested, Rainmaker will require a Change Order. Rainmaker and Sun may agree to modify the resources and organization structure via change order process, to ensure the appropriate alignment structure is built according to Sun’s business needs.

3.1.5.1	Data and Reporting Services

Focuses on the flow of data among Sun and Rainmaker systems ensuring quality and consistency.

¡	Data Migration
o	Siebel
o	Rep Mapping
o	Partner Mapping
¡	Standard report Set-up
¡	Lead Routing and Distribution
¡	SFTP Secure data transfer management
¡	Data standardization
¡	Daily Flash
¡	Region, GEM & LOB Dashboards
¡	Data quality reviews exports

3.1.5.2	Project Management Services

In cooperation with the Sun Project Manager, create and maintain a project plan that communicates tasks, milestone dates, status, and resource allocation.

¡	Overall Project Schedule
¡	Weekly Dashboard
¡	Task Tracking System
¡	Test Plan

3.1.5.3	Client Marketing Services

Rainmaker will provide client marketing professionals to manage the following deliverables:

¡	Marketing reply configuration

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

¡	Customer ID embedded into website and emails
¡	Assistance with FAQ, email, and web content
¡	Email template design and production
¡	Website template design and production
¡	Configuration of marketing automation system
¡	Set-up of marketing automation reporting tools

3.1.5.4	Business Analyst Services

Design and documentation implementation details for program configuration.

¡	Business Requirements Document
¡	Use Cases
¡	Country Services Specification
¡	Data Mapping
¡	System settings and options
¡	Unit, integration and acceptance testing

3.1.5.5	Business Solutions Architecture Services

Ongoing leadership and support for all Sun Global Inside Sales projects and deliverables

¡	Global Inside Sales Program Architecture
¡	Alignment of Rainmaker technologies, business processes and call center operations with Sun business requirements
¡	Alignment of Sun and Rainmaker resources in business strategies and process design between both organizations

3.1.5.6	Force.com Development Services

Configuration and development of LeadWorks to specific requirements in the Force.com application code base.

¡	Configuration and development of automated workflows
¡	Configuration and development of automated triggers
¡	Ongoing Quality Testing
¡	Localization Support for deployment into new Coverage Geographies
¡	Ongoing Modifications to Page Layout Design

Force.com Developer will also provide the following integrations with LeadWorks:

o	CTI Client Integration
o	Integration with Siebel / LDI
o	Integration with Sun GSSM Instance

All integration work referenced above shall be assigned to Sun from Rainmaker in the event of Rainmaker’s bankruptcy or insolvency. Any object code developed as a result of these services will be placed in Escrow per the Addendum to the MPA.

3.2	Customer Complaint Handling

Rainmaker will document all Sun Customer complaints, which are directly made to Rainmaker, and

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

deliver the documentation to Sun, in accordance with the then-current documented Escalation Process and Procedures. Sun will provide a copy of such process to Rainmaker or access to an on-line site for Rainmaker to review such process.

3.3	New Process Development

Rainmaker will work diligently and cooperatively with Sun to support, in a commercially reasonable manner, the development, testing and deployment of new or improved process, programs, procedures and systems that involve the scope of this agreement and impact the delivery of the Services. These services will be performed on a time and materials basis.

3.4	Products, Services and Solutions Supported

Sun and Rainmaker will mutually agree on a recurring and ongoing basis as to the Sun products specifically supported in this Statement of Work. Sun shall provide Rainmaker with all information and documentation needed by Rainmaker to support Sun products. Any services provided for additionally supported products shall be performed pursuant to a Change Order signed by both parties.

3.5	Restrictions on Certain Orders in Canada.

Whenever Workers located in Canada have knowledge that a sales lead, opportunity or order will or is likely to involve an ultimate destination subject to U.S. embargo or trade restrictions, (the list of countries currently subject to US embargo can be found at: https://www.sun.com/sales/its/countries/Embargoed.html), they must immediately inform the Sun representative whose account or territory they are supporting or their assigned Sun representative, and stop all work on that sales lead or opportunity. The Sun representative will take over the sales lead, opportunity or order and the Sun representative will be responsible for all subsequent communications with the customer, partner, or reseller.

Sun will provide the following:

Key Sun Functions: Sun will perform the key functions described below.

(a)	Service Delivery;

(i) Monitor ongoing delivery of services and attainment of Service Levels;

(ii) Implement and coordinate within the management reporting processes for Service Levels and Performance Standards;

(iii) Address disputes between Rainmaker and Sun and take escalation actions as necessary;

(iv) Review the root cause analysis submitted by Rainmaker and track any corrective actions to completion;

(v) Provide the infrastructure for and access to the systems and applications that are required for Rainmaker to meet its contractual obligations and identified in Schedule E – Technical Support Requirements. Sun or its designated service partner will provide the applications and application infrastructure with an availability and performance level that is necessary for Rainmaker to satisfactorily perform the Services and to its obligations under this Statement of Work.

(b)	Relationship Management;

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(i) Provide access and support for the necessary interaction between Rainmaker ISR and ISR Managers and Sun employees to which they are assigned to work with.

(ii) Act as liaison between Sun Business Units and Rainmaker to address service requirements;

(ii) Facilitate customer relationship between individual Business Units to support agreed to outcomes.

(c)	Agreement Management;

(i) Monitor the terms of the Agreement and comply with the terms and conditions specified;

(ii) Maintain documentation and records to support the Agreement revision process and Dispute resolution process; and

(d)	Strategy and Direction;

(i) Jointly establish with Rainmaker the Steering Committee;

(ii) Communicate information regarding the Sun Services strategy, architecture, standards and policies needed for Rainmaker to successfully accomplish its tasks as service levels;

(iii) Participate in and support the development of program metrics and management processes;

(e)	Transition Management;

(i) Oversee any transition of all in scope activities to from Sun to Rainmaker and provide any project management resources that may be needed.

3.6	Disaster Recovery and Business Continuity Plan

Within ninety (90) days of this agreement Rainmaker will develop and attach to this agreement as Schedule G a mutually approved Disaster Recovery and Business Continuity Plan. Rainmaker will be responsible for development of an approved plan, its documentation, and routine assurance checks that the parties are prepared to execute in accordance with the plan in a disaster situation. Until such time as this Plan is complete and approved, Rainmaker’s corporate Disaster Recovery and Business Continuity plan shall prevail as the plan and process of record. Rainmaker will provide Sun with such the plan upon request. Parties agree to develop a common plan for Disaster Recovery and Business Continuity to be updated from time to time, or as requested by either party,

4	Staffing Levels and Revenue Assignment

4.1	Staffing and Staffing Levels

Sun agrees to staff ISR’s in Rainmaker Call Center Locations and not less than **** Inside Sales Manager for **** the program at any time.

4.1.1	Initial Program Staffing Commitment

As of April 1st, 2009 (effective date) Sun agrees to staff **** with a minimum level of **** ISR’s and **** Inside Sales Managers.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.1.2	**** Facility Minimum Staffing Commitment

On or before ****, 2009, Sun agrees to a staffing commitment in the **** Facility with a minimum of **** ISR’s for **** , after which **** will be required.

4.1.3	Program Minimum Staffing Commitment

Sun agrees to staff a minimum of **** ISR’s on a global basis by **** , 2009. Rainmaker will require the stated minimum staffing commitment of ISRs and ISR Mangers to maintain the pricing set forth in this SOW, After **** , 2009 the number of ISR’s or ISR Managers fall below the required minimum, Rainmaker and Sun will agree on the corrective price increase.

4.1.4	Change in Staffing Levels

All staffing changes are subject to the provisions of Section 3.11 – Changes in Supported Languages of this SOW. For any change in staffing level as defined below, Rainmaker will adjust and pro-rate invoices based on actual days services were performed during the period.

4.1.4.1	Program Resource Changes by Sun

All changes in program commitments and personnel assignments will be managed via the change order process unless specifically permitted by a provision of this section.

4.1.4.2	Addition to Program Resource by Sun

Rainmaker requires a notice of staff increase at least **** prior to the end of the month. Within **** of notification, Rainmaker and Sun will mutually agree and sign a change order documenting the scope of the staff increase. The change order effective date will begin no later than on the first day of the following month. Rainmaker will be required to have said staff delivering Services on behalf of Sun within **** of change order effective date. Requests for increases in program staff by Sun are limited to **** ISRs within **** period unless otherwise agreed by Rainmaker.

4.1.4.3	Changes to program resources by Sun.

Sun is **** to make changes in staffing as provided for in section 3.5.11(B) of the MPA.

4.1.4.3	Program Staffing Changes by Rainmaker.

Unplanned Staff Replacements or Attrition. The parties acknowledge that unplanned changes will occur from time to time and Rainmaker will be required to notify Sun within **** of such event, and provide an interim coverage plan within **** after said notification. Rainmaker will replace the ISR within **** of Sun written approval on Rainmaker’s replacement plan.

4.1.4.4	Program Reassignment

Rainmaker may request the reassignment of Rainmaker personnel with **** notification to Sun. Unless expressly permitted by Sun, Rainmaker shall not permit said employee to deliver services to a Sun Competitor within the **** following the transfer. The requirement for notice and prior plan to replace is waived if it is determined by Rainmaker that immediate removal of personnel is necessary to protect either party’s interests.

4.1.5	Restricted Transfer of Staff

Sun shall determine and advise Rainmaker of who is deemed **** and may agree to waive the transfer of staff restriction with prior written notice. For purposes of this SOW **** .

If ISR’s are removed from the program due to Sun-initiated replacement or reduction, this section shall not apply and Rainmaker ISR’s may be transferred ****. If ISR’s are removed from the program due to Rainmaker-initiated replacement or reduction, ISRs are restricted from working on **** their last billable day on the Sun program.

If the contract is terminated by Sun pursuant to its rights under Section 13.3 of the MPA, Term and Termination, Rainmaker ISRs may not be transferred **** their last billable day on the Sun program.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.1.6	Hiring of Rainmaker Inside Sales Representatives

Sun is required to notify Rainmaker **** in advance of any intention to hire a Rainmaker ISR into Sun Field Sales team. Rainmaker, at its sole discretion, will accept or reject the request to recruit and hire said Rainmaker ISR. No Rainmaker ISR can be recruited or hired by Sun into any role outside of a Field Sales position, and specifically not for a field sales or similar ISR role within Sun. Sun may offer employment to any Rainmaker ISR, after Rainmaker’s acceptance, who was dedicated to providing the Services during the period of **** prior to the Expiration Date or **** prior to the date of termination, whichever is applicable; provided, however, that such employment with Sun shall not commence until after the Expiration Date, or termination of this SOW, whichever occurs first. Nothing in this SOW shall prevent Rainmaker from making counter-offers to such employees. Notwithstanding the foregoing, in the event Sun hires a Rainmaker employee into a Field Sales or similar position, Sun shall owe and pay **** . Notwithstanding the foregoing, Sun shall not solicit or hire Rainmaker managers or technical staff. Additionally, if Sun elects to terminate this SOW, Sun may not hire such ISR’s until **** after termination of this SOW.

5	Program Management and Governance

5.1	ISR Sales Coverage Assignment

It is the sole responsibility of Sun to establish and maintain the requirements for ISR Sales Coverage. Sun may define, or redefine, a Sales Coverage Assignment or Sales Assignment based on any grouping of named Sun accounts, defined geographic territories or countries, assigned Sun Field Sales Representatives or Sun products. Sun shall have the right to change existing sales assignments as it deems necessary.

5.2	Sun Requirements for Assigning Coverage

(i)	Sun will determine and deliver in writing to the assigned Rainmaker manager any new Assignments or changes to existing Coverage on or before the fifteenth (15) day of the preceding month in which the changes are to take effect where practical;

(ii)	Account Coverage assignments and any concomitant responsibilities will be clearly defined in a manor suitable to communicating them to individual ISRs;

(iii)	Coverage Assignments must sufficient in scope to generally support the associated expectations of goal achievement and performance;

(iv)	sufficient information and training and materials are available to support the expectation of performance; and

(v)	To the extent that the assignment of coverage would require an ISR to change their assigned work hours, Sun must provide Rainmaker with at least forty-five (45) days notice before making such assignment.

5.3	Rainmaker Requirements Relating to the Assignment of Coverage.

(i)	Rainmaker must communicate Account coverage assignments to ISRs on a timely basis;

(ii)	manage and assist in the transition of any existing account coverage responsibilities as appropriate and ensure the timely assumption of new coverage responsibilities by the ISR;

(iii)	Rainmaker must ensure that each ISR clearly understands the scope of their coverage assignment and any other skills and duties required to carry out their responsibilities and expectations of performance; and

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(iv)	Communicate back to Sun and request reassignment should Rainmaker feel that the individual may not possess the language skills, qualifications or other characteristics necessary to satisfactorily carry out the responsibilities of the Coverage Assignment.

(v)	****

5.4	Rainmaker Sun Requirements for the Establishing Performance Goal Requirements Sun must provide:

•	A clear metric definition and means of measurement or calculation and existing means of measurement and reporting

•	performance requirements for activities that are required within the scope of the SOW;

•	a period in which to measure the performance goal;

•	a clear process or policy for Rainmaker to use in assigning performance goals to individual ISRs or the specific goal(s) for unique coverage assignments;

•	**** notice to Rainmaker when changes in process, policy or individual quota assignments have been changed;

•	the performance goal must have a satisfactory basis for being achievable given the general skills and coverage assignments of the ISRs to which they pertain.

5.5	Rainmaker Requirements Relating to the Assignment of Performance Goals. Rainmaker must:

•	Be solely responsible for the method of measurement, management, compensation and corrective action for ISRs as it relates to their individual performance achievement;

•	ensure that goals are assigned consistently in accordance with documented policies, processes and requirements;

•	must develop a means of managing and reporting performance in the aggregate back to Sun in a manner consistent with any related SLA.

5.6	Other Responsibilities

Steering Committee. Sun and Rainmaker shall establish a Steering Committee, and each party will appoint an equal number of members to such committee, not to exceed a total of six (6) persons. Such Committee shall consist of the Sun Contract Manager, the Rainmaker Client Delivery Executive and other management representatives designated by the Parties. The Steering Committee shall meet as needed for the purpose of reviewing each party’s performance hereunder, determining direction and priorities for Sun’s business process needs, and resolving any disputes between the Parties.

Meeting Frequency. The Steering Committee shall meet as often as the Parties reasonably deem necessary, but no less frequently than quarterly. Such representatives shall conduct quarterly quality and/or operational reviews, discuss any problems or disputes, and shall negotiate in good faith in an effort to resolve any such disputes without the necessity of any action by the executive management of the Parties or their designees.

Coordination with Sun and Sun’s Partners. Sun will deliver itself and/or will use other vendors to provide services to its Customers. Rainmaker agrees to work with Sun, or Sun’s vendors, to

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

provide as Sun directs Rainmaker and/or as appropriate for the appropriate provision of Services under this Statement of Work. In the event that Rainmaker encounters difficulties with Sun or Sun’s vendors, Rainmaker shall immediately notify Sun thereof in writing and Sun shall resolve the issues with its vendors in order to enable Rainmaker to provide Services.

Meetings. Rainmaker shall participate in meetings as requested by Sun to facilitate the efficient and effective provision of Services under this Statement of Work agreed to hereunder. The purpose of such meetings will be to review Rainmaker’ operational performance, provide general business updates, present relevant forecasts and updates, identify any process improvement opportunities, review quality assurance programs, assess and address the results of any audits or surveys, and address any other issues raised with reasonable advance notice by either party. Each party will ensure that each such meeting is attended by such personnel as are appropriate in light of the meeting’s agenda.

5.7	Facilities

5.7.1	Sun Facilities

Sun may provide Rainmaker with access to the specific Sun facilities (or equivalent space) described in the SOW (and no other Sun facilities unless expressly agreed to in writing by Sun) for the number of Rainmaker personnel (and their replacements, if any) solely as necessary for Rainmaker to perform its obligations under this SOW and as otherwise required for temporary use as needed for the performance of the Services on an incidental basis. All Sun owned or leased assets provided for the use of Rainmaker under this SOW shall remain Sun facilities unless Sun otherwise agrees in writing. In addition, all improvements or modifications to Sun facilities requested by Rainmaker shall be (i) subject to review and approval in advance by Sun, (ii) in strict compliance with Sun’s then-current policies, standards, rules and procedures, (iii) performed by and through Sun at Rainmaker’s expense and (iv) may not include any naming of the Sun facilities or a portion thereof with the names or trademarks of Rainmaker. Rainmaker acknowledges and agrees that the facilities to be provided by Sun are sufficient for performing the Services and for satisfying Rainmaker’s responsibilities under this Agreement.

5.7.2	Furniture, Fixtures and Equipment

Sun may provide office space and office furniture for the number of Rainmaker personnel (and their replacements, if any). The office space and office furniture provided by Sun for the use of Rainmaker personnel will be generally comparable in quality to the office space and office furniture provided to (i) the Sun personnel prior to the date hereof; or (ii) if better in quality, the then-standard office space and office furniture provided to similarly situated Sun employees. Rainmaker shall be financially responsible for providing all other office space, office furniture and fixtures needed by Rainmaker or Rainmaker personnel to provide the Services, and for all upgrades, replacements and additions to such office furniture or fixtures; provided that such office furniture and fixtures must be approved in advance by Sun and meet Sun’s then-current standards; and provided further that Rainmaker shall use commercially reasonable efforts to purchase and use surplus Sun furniture and fixtures to the extent available. Rainmaker personnel using the office facilities provided by Sun will be accorded reasonable access to the communications wiring in such facilities (including fiber, copper and wall jacks) and the use of certain shared office equipment and services, such as photocopiers, local telephone service, telephone handsets, mail service, office support service (e.g., janitorial), heat, light, and air conditioning; provided that such access and usage shall be solely for and in connection with the provision of Services by such Rainmaker personnel.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

5.7.3	Physical Security

Sun is responsible for the physical security of the Sun facilities; provided, that Rainmaker shall be responsible for (i) compliance with Sun’s physical security standards, requirements and procedures provided to Rainmaker by Sun then in effect at the Sun facilities and (ii) the safety and physical access and control of the areas that Rainmaker is using in performing the Services and Rainmaker shall not permit any person to have access to, or control of, any such area unless such access or control is permitted in accordance with control procedures approved by Sun or any higher standard agreed to by Sun and Rainmaker. vacate and return such Sun facilities (including any improvements to such facilities made by or at the request of Rainmaker) to Sun in substantially the same condition as when such facilities were first provided to Rainmaker, subject to reasonable wear and tear, and use all reasonable efforts to ensure that no business visitor or invitee commits, any act in violation of any laws in such Rainmaker-occupied Sun facility or any act in violation of Sun’s insurance policies or in breach of Sun’s obligations under the applicable real estate leases in such Rainmaker occupied Sun facilities (in each case, to the extent Rainmaker has received notice of such insurance policies or real estate leases.

5.7.4	Governance

Dispute Escalation. The Parties shall manage any disputes arising out of this SOW under the Avoiding Default provision in this SOW, and in the event that does not resolve the issue then in accordance with Section 15.2 Dispute Resolution of the MPA.

Upon expiration or termination of a Statement of Work for any reason, Sun will pay to Rainmaker all amounts due to Rainmaker for all Services provided and expenses incurred (including those expenses, if any, that, instead of being concurrently billed, have been included in future payments to be made by Sun) through the effective date of such expiration or termination. Upon Termination of this Statement Of Work, Rainmaker agrees to transfer the knowledge gained during the project back to Sun and provide Sun with all Deliverables created by Rainmaker during performance of this SOW, including without limitation, all data files, structures, customer lists, and all other data and analyses created hereunder in a mutually agreeable format. The parties agree to complete all knowledge transfer within thirty days or such other time period agreed upon by the parties. Sun shall be obligated to pay Supplier for all Deliverables and other work product it receives.

5.7.5	Termination Assistance Services.

In connection with the expiration of this Statement of Work on the Expiration Date or with the termination of this SOW, Rainmaker will assist and cooperate, in all reasonable respects, with Sun to cause and support an orderly transition from Rainmaker to Sun or a third party services provider of all Services then being performed or obligated to be performed by Rainmaker (the “Termination Assistance Services”). The Termination Assistance Services will be provided for a reasonable period of time which, in no event, will exceed one hundred and eighty (180) days beyond the Expiration Date or notice of termination of this Statement of Work (“Termination Transition Period”). Sun and Rainmaker will cooperate in good faith with each other in connection with their respective obligations under this section and each will perform its obligations under the Termination Transition Plan. During the Termination Transition Period, the applicable provisions of this Statement of Work will remain in effect and will apply to all Termination Assistance Services and Services provided by Rainmaker during such period. Rainmaker will perform the following Termination Assistance Services (and such other obligations as may be contained in the Termination Transition Plan) for the fees set forth in this Statement of Work, the Termination Transition Plan and at Rainmaker’s current rates, as applicable. . Charges for Termination Assistance Services will be invoiced monthly and shall be due and payable on the same basis as invoices for the Services

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

provided, however, that if Rainmaker has terminated this SOW for non-payment of fees due, then all charges and Taxes to be paid by Sun to Rainmaker during the Termination Transition Period will be estimated and paid on a monthly basis in advance and adjusted in the following month. In the event this SOW or the MPA is terminated by Sun for convenience, Sun will pay the actual cost for any Rainmaker personnel involved in providing the Service or Transition Services and all costs associated with Rainmaker employees that cannot be re-depoyed by Rainmaker or released from employment due to local labor restrictions, subject to Rainmaker providing notice to Sun of such restrictions . Nothing herein requires Rainmaker to provide licenses or Rainmaker intellectual property to Sun vendors.

5.7.6	Termination Transition Plan.

Within sixty (60) days of Rainmaker’ receipt of Sun’s notice of termination Rainmaker and Sun will work together to develop a termination transition plan (the “Termination Transition Plan”) setting forth the respective tasks to be accomplished by each party in connection with the Termination Transition Period, the services Rainmaker shall provide during the Termination Transition Period and a schedule pursuant to which such tasks are to be completed.

5.7.7	Disposition of Sun’s Software, Equipment and Other Property.

5.7.7.1	Software.

Upon the expiration or termination of Rainmaker’s need to use Sun Software or Sun-Vendor Software in order to perform the Services or Termination Assistance Services, Rainmaker shall deliver the same to Sun.

5.7.7.2	Equipment and Other Property.

Except as may otherwise be requested by Sun, Rainmaker shall deliver to Sun, all Equipment, materials, documentation and other property owned by Sun and located at a Rainmaker Facility and used by Rainmaker in the provision of the Services. In the event of a rightful termination by Sun for Rainmaker’ default, Rainmaker shall be liable for all costs associated with the foregoing; in all other cases Sun shall be liable for such costs. In the event Rainmaker denies it is in default, Rainmaker shall continue to perform Termination Assistance Services and the responsibility for delivery costs shall be resolved consistent with the terms of the MPA. All such Equipment and property shall be returned in a fully operational manner, in the same good order and state of repair as when delivered to Rainmaker, normal wear and tear excepted.

5.7.7.3	Leased Equipment.

If any equipment or office space dedicated solely (incidental or non-material use for other purposes not to be considered) by Rainmaker to providing the Services to Sun as of the notification date of termination, or one hundred and eighty (180) days prior to the Expiration Date, whichever is applicable, is leased, Rainmaker shall, at Sun’s request, permit Sun to accept responsibility therefore, or assign to Sun any such lease, as Sun may specify, to the extent Rainmaker has, or is able to obtain, the right to do so. If Rainmaker does not have, or is unable to obtain, the right to do so, or if any such assignment requires the consent of the lesser, then Rainmaker shall, at Sun’s request, assist Sun in obtaining as assignment or consent to assignment, or new or amended lease, from the lesser, provided that Sun pays, or reimburses Rainmaker, for any out-of-pocket costs reasonably incurred by Rainmaker in rendering such assistance. Any such costs shall be approved in advance by Sun. Any and all such equipment obtained by Sun is done so on an “AS-IS, WHERE-IS” basis.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

5.7.7.4	Option to Purchase Equipment.

Sun will have the option, but not the obligation, to purchase from Rainmaker at its net book value, plus Taxes, any Equipment owned by Rainmaker, which is dedicated solely (incidental or non-material use for other purposes not to be considered) to providing the Services to Sun as of the notification date of termination or one hundred and eighty (180) days prior to the Expiration Date, whichever is applicable. Such equipment will be provided on an “AS IS, WHERE IS” basis. In the case of Equipment located in the United Kingdom, Sun may purchase such Equipment at the highest of (i) its net book value, (ii) its fair market value, or (iii) one US dollar ($1.00). Notwithstanding the foregoing, where Sun has specifically paid for, or reimbursed another for, directly or indirectly the purchase of any such equipment for Rainmaker and where any such equipment is carried on Rainmaker’s books, then, such equipment and the title thereto shall be transferred to Sun upon event of termination or end of the term at no cost to Sun.

5.7.7.5	Disclosure of Information.

Notwithstanding anything to the contrary in this SOW, Rainmaker will not be required to disclose any of its proprietary information, whether in the nature of a trade secret, software or otherwise, to any third party including other Sun vendors.

5.8	QBR

Sun will manage this contract using the standard management process including monthly contract performance reviews. Rainmaker will provide all mutually agreed to reports and will participate in the regular reviews.

Sun and Rainmaker will hold Global Quarterly Business Review (QBR) meetings. The meetings will be held quarterly at a location agree to by both parties. The purpose of the meetings will be for Sun to review the Service Level Agreements and provide feedback to Rainmaker on their previous quarter’s performance and define priorities for the following quarter.

6	Performance

6.1 Expectation of Performance. It is expected that Rainmaker will perform Services with minimum level of quality and skill that is consistent with the terms of this Agreement. The use of Performance Standards and other contractual means to characterize performance relative to Sun’s expectations serve as the primary, but not an exclusive embodiment of the expectations of performance under this agreement. To the extent that the achievement of expected service levels requires a collaborative or closely coordinated effort between Sun and Rainmaker, both parties will work in such a fashion and to the levels of performance necessary to achieve them.

6.2 Structure of Service Level Agreement and Performance Standards. Service Level Agreements (excepting the Service Level Agreement exhibit to the ASA) will be used to measure levels of Performance of Services under this agreement and must include the following information:

An Effective Date;

****

A Performance Period; and

****

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Additionally, each SLA may include:

****

All information and specifications for SLAs related to Services shall be documented in Schedule B – Service Level Agreements and Standards of Performance from time to time. ****

6.3 Requirements for **** Adoption **** Any changes **** will be documented via the Change Order process.

6.3.1 Requirements for SLA and Performance Standard Development. Sun must use reasonable care and judgment when establishing new or making changes to existing SLA and Performance Standards to ensure that:

(ii)	The activities required by an SLA are within the Scope of the SOW;

(iii)	Each SLA is measurable via a clear method of calculation;

(iv)	The Performance Standards established are consistent with the characteristics of the Performance Categories to which they are assigned;

(v)	Any SLA-specific material dependencies have been quantified and documented;

(vi)	****

(vii)	****

6.3.2	****

6.3.3 Requirements for Notice and Achievement Plan. When developing new or changing existing SLAs, Sun must provide Rainmaker with at least **** days notice and both parties agree to promptly meet to discuss an SLA Achievement plan; which should generally include the business objectives of the SLA, the SLA definition, an implementation or transition plan and schedule, and processes to measure progress towards SLA achievement.

Right to Challenge and Dispute SLAs. Rainmaker may request changes to, or otherwise challenge the inclusion of, any new SLAs or changes to an existing SLA solely and specifically on the grounds that it does not meet the conditions of this Section. Rainmaker shall also have the right to require changes to or seek removal of, or dispute its obligation to perform to an existing Performance Standard in the event that Sun has not provided on a timely basis, or ceases to provide and replace in-kind, the resources, systems, and processes necessary to support Satisfactory Performance that were contemplated and/or relied upon by the parties when it was instituted. Any notification of dispute, challenges, changes and acceptance of SLAs will be documented via the Change Order Process.

6.4	****

6.4.1	****

****

6.5	****

6.5.1 Sun Responsibility to Adjust Performance. Sun will be responsible for the evaluation and determination of adjustments and will use reasonable diligence and care in such determination. Sun shall make adjustments to any and all Rainmaker performance under this SOW to the degree that Rainmaker’ performance against the SLA was prevented or adversely impacted by (i) actions or omissions of Sun or its contractors, and (ii) any failures, errors or defects in facilities, Hardware, Software or other required resources provided by Sun or its contractors. Sun shall also adjust

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

performance in accordance with any express provision set forth in this SOW. Sun shall provide Rainmaker with timely notice and sufficient documentation of adjustment considerations and decisions. Rainmaker shall have the right to request consideration or dispute the extent of any adjustments using the Dispute Resolution process.

6.6	****

6.6.1	****

6.7 Key Performance Indicators and Performance Management. The development and use of Key Performance Indicators, KPI’s, is necessary in order to deliver Services with the quality, consistency and efficiency anticipated by this agreement. Rainmaker shall be responsible for determining and/or developing the complement of KPIs used to manage the delivery and quality of Services. This set of KPI’s will be made available to the appropriate Sun personnel and used to form a common understanding of operational performance, performance expectations and performance issues under this agreement.

6.7.1 Requirements for KPI Development. In developing a set of Program KPIs, Rainmaker must comply with the following requirements. The set of KPIs must be, in the aggregate:

****

6.7.2 Sun Responsibility for KPIs. To the extent that Rainmaker is reliant on Sun and Sun systems to support the availability of the KPI’s, Sun agrees to:

•	Allow reasonable and timely access to those systems;

(viii)	To maintain the availability and performance of those systems in such a manner as to support the requirements for delivery of Services in this SOW; and

(ix)	Provide to Rainmaker any additional reports requested that are reasonably required to perform the Services satisfactorily.

Requests for new KPIs or changes to existing KPIs will be subject to the Change Order Process. Once KPI’s and/or changes have been agreed upon, Sun will work diligently to comply with the requirements. Sun has the right to request reimbursement for the cost of developing and changing Sun’s systems to support KPIs that are established for the sole and exclusive use of Rainmaker.

6.7.3	*****

6.8	****

7	Training

All Rainmaker and Sun Representatives will be trained by Rainmaker Global Training Manager in Rainmaker’s Call Centers. Rainmaker’s Global training Manager will track all successfully delivered training via Rainmaker’s ViewCentral platform. ViewCentral will be utilized as the global training and quality management system for all knowledge management, certification and tracking of Rainmaker and Sun ISRs as well as Sales Management.

All representatives will receive training on Rainmaker Connect and the LeadWorks system, to include inbound/outbound calling, chat, web callback and email services, account/assignment lookup and routing, and data management. The ISRs will also receive training on the marketing automation services.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

The training will primarily focus on Rainmaker Connect services and LeadWorks for account lookup and alignment of Sun customers to their Sun Sales Representatives as well as tracking their activities and interactions in the contacts and accounts objects within LeadWorks. The Rainmaker and Sun ISRs will receive additional training to include Sun products and services in order to facilitate sales as well as managing contacts, accounts and opportunities within LeadWorks. All ISRs will need to go through proper scripting, training, and fully comply with Sun’s privacy requirements.

ISRs will be trained based on the following requirements:

¡	ISRs training will be tracked using the ViewCentral platform

¡	ISRs will be trained on Sun products, services and the escalation process

¡	ISRs will be trained on the Rainmaker Connect and LeadWorks applications

¡	ISRs will be trained on how to initiate voice recording manually through Rainmaker Connect

¡	ISRs will be trained on calls, emails, chats, web callbacks and marketing automation

¡	ISRs will receive certification after completing training

Upon launch of the program, the Inside Sales Reps will be trained to perform the following:

¡	Outbound cold and warm calls

¡	Managing and closing opportunities

¡	Managing customer inquiries and requests from inbound calls, web callbacks, chats, emails, and marketing automation in LeadWorks

¡	Accessing Sun email servers to generate email responses from Sun.com through Thunderbird

¡	How to work with the Sun Sales and Reseller reps

¡	Sun sales processes

¡	Managing customer escalations

¡	Managing and updating contacts, accounts and opportunities in LeadWorks as required

¡	Appointment Setting

¡	Data entry into Siebel

7.1	Ongoing training

7.1.1	Tele Representative Self – Evaluation

Inside Sales Representatives are required to record and self-evaluate at least two deliverable lead conversations weekly as part of the ongoing quality monitoring and Tele-Representative development.

7.1.2	Quality Assurance and Calibration

The Sun Microsystems Agent Certification Program is a sales training and certification program customized to the specific needs of Sun Microsystems. Agents receive training in 5 areas:

•	Rainmaker Sales Methodologies and Best Practices
•	Rainmaker’s LeadWorks Application
•	Sun Sales Specialist
•	Inside Sales Service
•	Professional Development

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

8	Reporting

Rainmaker will provide revenue reporting within **** showing all closed deals monthly to Sun as reporting in **** revenue is recorded at the time the order is booked by Sun. See Schedule F, Listing of Required Reports.

Sun is required to provide real-time access **** to all ISRs and Rainmakers’ LeadWorks Application for revenue reporting purposes. Additionally, for the purposes of revenue tracking, access to Partner revenue tracking systems to be provided to Rainmakers’ LeadWorks Application.

Sun and Rainmaker will review the monthly reports and evidence and agree upon the closed revenue amount. This review will take place on a monthly basis ****

****

Rainmaker will provide reporting services to provide ad hoc report or export requests as outlined in Teleweb Management Services. Below is a table that describes the process of engagement between Sun and Rainmaker for future ad hoc reporting requests.

Step	Responsible	Business Day Timeline

Report requested	Sun management	Day 1

Requirements gathered	Rainmaker	Day 2 – 5

Level of Effort provided	Rainmaker	Day 6

Change Order approved	Sun	Day x

Sample report provided	Rainmaker	Day x + 5

Sign-off on sample report	Sun	Day 15 or later

First-run production report walkthrough	Rainmaker & Sun requestor	According to report production cycle

Final acceptance	Sun requestor	Cycle not complete until requestor signs off

9	Security

9.1	Rainmaker Responsibilities.

Rainmaker’s facilities must have physically secured locations and restricted card access for Sun-badged Rainmaker staff. Rainmaker shall provide a specific full-time Rainmaker employee (not necessarily dedicated to these services) who will have accountability for the security of the infrastructure supporting the Rainmaker Services. Such employee will be responsible for: Escalating/informing the Sun Division Security Manager and suncert@sun.com of potential security issues, unauthorized intrusion, or any event which may have compromised Sun assets; Implementation of any security patches or software updates, managing and reviewing server logs for potential security issues; Implementation of any security provisions set forth in Schedule D - Security Requirements;

Timely adherence to access processes and policies.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

All email notifications related to security must be through a secure channel between Rainmaker and Sun. Sun Right to Inspect Facilities. Rainmaker will deliver agreed-upon quarterly reports to Sun Security describing the state of the security requirements at each location. Sun may conduct site visits in addition to the quarterly Rainmaker reporting; however, Rainmaker will not be obligated to product reports other than those delivered to Sun on a quarterly basis. Sun must notify Rainmaker of all requested site visits and be escorted by Rainmaker personnel during the site visit. Specific security requirements are set forth in Schedule D to this Statement of Work – Security Requirements. Changes to the requirements in Schedule D will be in accordance with the Change Control Process, set forth in Schedule I.

9.2	Access to electronic versions of Sun Materials

Sun shall provide Rainmaker with an account, or accounts, to access the available on-line versions, if any, of various Sun Materials. Rainmaker agrees to be bound by all applicable license terms for Sun software, databases and Sun Materials accessed on-line provided to Rainmaker” after “license terms. Sun may limit, in Sun’s sole discretion, Rainmaker’ on-line access to Sun software, databases or Sun Materials, however Sun shall provide on-line access to Sun software, tools, databases or Sun Materials necessary for Rainmaker to execute this SOW. As needed, Rainmaker will establish and administer accounts for its personnel performing Services. Rainmaker will ensure account access is terminated immediately for any support engineer who is no longer performing Services hereunder in accordance with Security Requirements.

9.3	Proper Use of Sun Materials

All Sun Materials provided to Rainmaker are provided solely for the purpose of facilitating the delivery of Services in this SOW and shall be deemed Sun confidential information. Rainmaker agrees not to use the Sun Materials provided hereunder for any other purpose. Rainmaker may not copy or alter Sun Materials in any manner without prior written approval from Sun. Rainmaker shall control the copying and/or distribution of Sun Materials strictly in accordance with the security level of each item of Sun Material Rainmaker receives in accordance with the requirements hereto.

9.4	Limited License of Sun Materials

Sun Materials are provided to Rainmaker to use and hold in trust for Sun solely for the purposes of fulfilling Rainmaker’ obligations under this SOW. Rainmaker will maintain records of support engineer distribution lists and Sun Materials. Rainmaker will take all reasonable measures to control distribution of such Sun Materials to only those support engineers having a need to know and will prohibit all copying except to the extent necessary to perform its obligations under this SOW. Rainmaker will ensure that support engineers no longer providing Services return all Sun Materials, or upon request by Sun destroy said materials and certify such destruction in writing to Sun.

9.5	SunID

Sun will establish a process for submitting on-boarding details for the purpose of assigning a Sun identification number and to enable access to systems. Rainmaker will submit such details at least 10 days in advance of the start date of the individual. Rainmaker will facilitate collection of signatures on Sun-supplied forms from such individuals, and will retain such forms on file, for provision to Sun on demand. Rainmaker employees will be designated as “consultants” by Sun.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Sun will establish a process for submitting off-boarding details to Sun for the purpose of revoking the Sun identification number and disabling access to systems. Rainmaker will submit such details no more than 24 hours after the final working day of the individual. Rainmaker will collect the following items from the individual, as applicable: Sun-issued badge, Sun documents, and Sun intellectual property.

9.6	Incident Response

A single Rainmaker officer must be named as Security Coordinator for Sun’s information assets under the care of Rainmaker. The role of security coordinators needs to be defined and agreed to support security incident reporting, including who will be responsible for informing Sun of any security incidents.

Rainmaker must provide detection, response to and reporting of security incidents, including on-going incident monitoring with logging.

The Security Coordinator must notify Sun immediately and follow agreed upon documented processes in the event of a confirmed security incident. Security incidents are defined as unauthorized access to or misuse of the service and underlying infrastructure.

9.7	Documentation, Policies and Audit

All hard copy documentation and back-up media produced that incorporates any Sun information assets must be marked appropriately to Sun’s confidential information requirements.

Prior to the production service commencement date, Rainmaker must support the undertaking of a Sun Partner Trust Assessment, a security adequacy review of the infrastructure that supports this project including the implementation of any countermeasures identified in the assessment. ****

Rainmaker must have security procedures to cover access to physical premises, hardware system components, cables, backup media and confidential printouts, sufficient to prevent unauthorized access. [this may not be practical, pulling out USB ports from computers]

Rainmaker must have IT Security Policies that are documented and accessible to Sun.

Rainmaker must perform regular security audits and provide required summary reports of these audits to Sun on request. Rainmaker must also accommodate, upon reasonable notice, security audits by Sun of Rainmaker’s sites. The scope of these audits will include review of security policies and practices; systems configurations; access authentication and authorization; and incident detection and response. Rainmaker must participate in Sun’s Partner Trust Program and correct security deficiencies identified in audits.

10	Charges and Fees

10.1	A summary invoice will be generated monthly and Rainmaker shall invoice Sun no later than **** for Services to be performed in the month. Each invoice shall clearly state the service, totals units, per unit cost, extended cost in reasonable detail. The following months invoice will be adjusted up or down to conform to the services actually delivered in the previous month. Sun will review and approve the invoices within **** of receipt and then submit for payment. Sun will pay invoices ****

10.2	The Rainmaker project leader will keep the applicable Sun contact abreast of budget utilization in weekly status meetings. Rainmaker will schedule monthly estimate checkpoint meetings with Sun to review time estimates and assumptions during the course of the project.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

10.3	Upon prior written approval from Sun, reasonable engagement related expenses actually incurred will also be billed in addition to professional fees. Rainmaker will seek to minimize engagement related expenses wherever possible. All such fees shall be governed by and Rainmaker agrees to comply with Sun’s Travel and Expense policy found in the Master Purchase Agreement and shall not be entitled to recover any expense not in reasonable conformance therewith.

10.4	Actual project professional fees and travel expenses will be based on the actual number of hour’s worked and actual expenses incurred by assigned staff (such expenses to be in accordance with the Travel and Expense Policy found in the Master Purchase Agreement). Rainmaker will track actual hours to budget on a weekly basis and monitor progress against the time line and planned project scope and budget closely. Sun will not be responsible for any overtime fees or charges.

10.5	Telecommunications Costs

****

10.6	Some evolution of this Statement of Work based upon daily interaction between the parties is expected and minor modifications which will not impact full compliance with the Statement of Work (including milestones) or fees due under this Agreement may be mutually agreed to by the parties and need not be achieved by a formal change mechanism or Change Order.

10.7	Disputed Payments

Within thirty (30) days of Sun’s receipt of any invoice, Sun will notify Rainmaker in writing of the specific items and specific amount in dispute, and describe in detail Sun’s reason for disputing each such item. If not otherwise resolved within forty five (45) days following the invoice date, then the Parties will refer the dispute to the Stering committee and, if not resolved by such means, then the dispute shall be subject to the dispute resolution provision of Avoiding Default provisions herein and if not resolved in that manner then in accordance with the MPA. Sun shall at all times continue to make payments to Rainmaker of all amounts not in dispute.

11	Relationship Manager Designation

Sun will appoint a Single Point of Contact (SPOC) for Global Inside Sales program, and Rainmaker agrees to do the same.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

12	Supporting Documents and Schedules

Schedule A – Charges and Fees

Schedule B – Service Levels and Standards of Performance

Schedule C – Program Staffing

Schedule D – Security Requirements

Schedule E – Systems Availability and Technical Support Requirements

Schedule F – Listing of Required Reports

Schedule G – Disaster Recovery Plan

Schedule H – Data Protection Agreement

Schedule I – Change Control Documentation

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

13	Agreement and Acceptance

This SOW including the Master Purchase Agreement, Amendment to the Master Purchase Agreement and constitutes the entire agreement between Sun and Rainmaker with respect to this SOW; supersedes all other oral and written representation, understandings or agreements related to this SOW, and may not be amended except by the written mutual agreement of Sun and Rainmaker. This SOW shall be effective upon the date set forth above as the effective date in the preamble to this SOW.

Sun Microsystems, Inc.		Rainmaker Systems, Inc.

By:	/s/ Mary Beth Walker	By:	/s/ Steve Valenzuela

Title:	Vice President - GBO	Title:	Chief Financial Officer

Printed Name:	Mary Beth Walker	Printed Name:	Steve Valenzuela

Date:	March 31	, 2009	Date:	March 31	, 2009

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

\ Schedule A – Charges and Fees

This Schedule is effective as of April 1st 2009, and shall remain effective until superseded by a subsequent Schedule, or as otherwise amended by mutual agreement or the terms of Table A – Services Fee Schedule. For the Rainmaker provided Services, Sun will pay Rainmaker the following amounts. All costs incurred by Rainmaker in providing the Services are included in the Fees, unless otherwise provided herein.

1. ****

1.1	Billable Transactions. The following activities and services are considered Billable Services under this Statement of Work:

1.2	Some evolution of this Statement of Work based upon daily interaction between the parties is expected and minor modifications which will not impact full compliance with the Statement of Work (including milestones) or fees due under this Agreement may be mutually agreed to by the parties and need not be achieved by a formal change mechanism or Change Order.

1.3	Validation of Billable Services. Billable Services will be detailed and validated in the weekly/monthly summary reports and conforms to all terms of this Statement of Work.

1.4	Fee Amounts. For Billable Services, Sun will pay Rainmaker in accordance with Table A (Services Fee Schedule).

1.5	Sun has the option of obtaining additional services under this SOW at any time, subject to a Change Order signed by Sun and Rainmaker listing the additional Service Sun desires, the pricing for such additional Service and any other particulars necessary to deliver the additional optional Service as well as any other items the parties deem appropriate to include. Different requests made by Sun may include a blend of services outlined below to deliver the desired solution. In the event Sun requires additional services or solutions under a Change Order, the table below will serve as a standard price list for the services identified below. The Parties will agree on actual implementation schedule and associated fees which shall be set forth in a change order to this SOW.

Table A: Services Fee Schedule

****

3. TRAINING FEES

All training costs subject to reimbursement shall be identified and detailed to Sun for compensation within one (1) month of occurrence.

4. TRAVEL EXPENSES

Rainmaker is responsible for all travel expenses related to the delivery of Services. In the event that Sun requests Rainmaker to travel for reasons outside the normal course of service delivery, Rainmaker may request travel reimbursement. In that case, travel costs will either be paid directly by Sun or reimbursed to Rainmaker as actual costs.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

5. MONTHLY INFRASTRUCTURE FEES

****

6. DETERMINATION OF FEES

****

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.